Exhibit 12(b)

I, E. Keith Wirtz, President and I, Shannon King, Treasurer of the Fifth Third Funds (the “Trust”), each certify, to the best of my knowledge and belief, that:

1.	The Form N-CSR of the Trust for the period ended July 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:	/s/ E. Keith Wirtz
E. Keith Wirtz
President (principal executive officer) of Fifth Third Funds

Date:  September 13, 2012

By:	/s/ Shannon King
Shannon King
Treasurer (principal financial officer) of Fifth Third Funds

Date:  September 13, 2012